UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): April 13, 2006

YP CORP.
(Exact name of registrant as specified in charter)

Nevada	000-24217	85-0206668
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4840 East Jasmine Street, Suite 105, Mesa, Arizona	85205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 654-9646

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 13, 2006, YP Corp. entered into a Wholesale and Fulfillment Agreement and Buy Sell Agreement with One Source Network, Inc. and Telco Billing, Inc., a wholly-owned subsidiary of YP Corp. Pursuant to the terms of the Buy Sell Agreement, YP Corp. will sell certain accounts which have been obtained through either YP Corp’s check mailer solicitation or its telecommunication efforts, and which YP Corp. is unable to bill, to One Source Network, Inc. One Source will pay YP Corp. a set amount for each account sold. Pursuant to the terms of the Wholesale and Fulfillment Agreement, YP Corp. will provide its Internet Advertising PackageTM to customers of One Source and will be paid a fee for the services provided.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
10.1	Wholesale and Fulfillment Agreement, by and among YP Corp., Telco Billing, Inc. and One Source Network, Inc., dated April 13, 2006.
10.2	Buy Sell Agreement, by and among YP Corp., Telco Billing, Inc. and One Source Network, Inc., dated April 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YP CORP.

Date: May 3, 2006	/s/ Daniel L. Coury Sr.
Daniel L. Coury Sr.
Chief Executive Officer